Exhibit 99.1

Bazaarvoice, Inc. Signs Definitive Agreement to Acquire PowerReviews, Inc. and

Announces Preliminary Expectations for Fourth Fiscal Quarter 2012 Revenue and Preliminary Revenue Guidance for Fiscal Year 2013

•	Strategic combination extends the Bazaarvoice network and consumer reach and enhances value proposition for retailers, brands and consumers

•	Bazaarvoice and PowerReviews technology platforms provides Bazaarvoice with a solution to serve companies of all sizes across major market segments and geographies

•	Bazaarvoice expects to report fourth fiscal quarter revenue range of $31.0 million to $31.5 million, up 60.8% to 63.4% year-over-year

AUSTIN, TX, May 24, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social software company, today announced it has entered into a definitive agreement to acquire privately-held PowerReviews, Inc. Under the terms of the agreement, Bazaarvoice will pay up to approximately $31.0 million in cash, issue up to approximately 6.4 million shares of common stock and assume vested and unvested options to purchase the common stock of PowerReviews equivalent to 1.6 million options to purchase the common stock of Bazaarvoice. At the closing share price on May 23, 2012, the value of the transaction is approximately $151.9 million, including the assumption of vested and unvested options but excluding the potential cash proceeds that may arise from the exercise of these assumed options. The transaction will be financed with cash on hand and is expected to close during the first fiscal quarter ending July 31, 2012 subject to customary closing conditions.

Founded in 2006, PowerReviews provides a social platform that includes ratings and reviews, Q&A, loyalty, discovery, and measurement capabilities. PowerReviews has built a client base of more than 1,100 retailers, primarily small and mid-size North American retailers, as well as large retail companies, such as Gap, REI, Staples and Toys ‘R’ Us.

“We are entering a new era where business growth is a direct result of your ability to connect with customers in the ways that are most meaningful to them. The insights derived from these conversations help leaders accelerate business growth, speed up the innovation cycle and drive brand equity through a consistent and authentic brand experience,” said Brett Hurt, founder and CEO of Bazaarvoice. “Together, our companies can create tremendous value for retailers and brands and help us to achieve our purpose of putting the voice of consumers at the center of their business. We are incredibly excited about the opportunity to work together with PowerReviews as part of the Bazaarvoice family.”

The acquisition will establish Bazaarvoice in the small to medium sized market and expands the Bazaarvoice network to over 1,800 clients globally, including nearly half of the Internet Retailer 500 companies. The expanded client base will create new opportunities to syndicate authentic online word of mouth content across an expanded global network and enhance the ability of both brands and retailers to connect directly with their customers to generate new insights into consumer sentiment.

“Because online word of mouth content is so critical to consumers’ purchasing decisions, brands place tremendous value on the consumer reach we provide through the Bazaarvoice network, and the acquisition of PowerReviews will significantly extend this reach,” said Stephen Collins, chief financial officer and chief innovation officer of Bazaarvoice. “Our combined company will count nearly half of the Internet Retailer 500 retailers as clients, which will enhance our ability to deliver value to brands of all sizes and across all geographies and allow us to meaningfully increase our consumer reach to more than 1.8 billion visitors each month across our combined Internet Retailer 500 clients alone. The bottom line is that this combination will help us create more value for retailers and brands and consumers, as well.”

By leveraging the best of each company’s technology platform, content and data, the combined company can more efficiently and effectively serve clients across segments of the market based on size and geography. Bazaarvoice’s technology platform is highly customizable and focused on larger online retailers and brands, while the technology platform of PowerReviews provides a self-service turnkey solution that is often more appealing to medium and smaller sized online retailers.

“The PowerReviews team is incredibly pleased to come together with Bazaarvoice for the benefit of all our clients and consumers,” said Ken Comee, CEO of PowerReviews. “One of the exciting aspects of this combination is our opportunity to drive innovation by bringing together our technology platforms and our great teams of technology professionals. We believe that our ability to innovate to lead the market will be greatly enhanced by this acquisition.”

Preliminary Fourth Fiscal Quarter 2012 Results and Fiscal Year 2013 Revenue Guidance

Bazaarvoice currently expects its revenue for the fourth fiscal quarter ended April 30, 2012 to be in the range of $31.0 million to $31.5 million, representing year-over-year revenue growth of 60.8% to 63.4%. Bazaarvoice currently expects its revenue for the fiscal year ended April 30, 2012 to be in the range of $105.7 million to $106.2 million, representing year-over-year revenue growth of 63.9% to 64.7%. Bazaarvoice plans to release its complete financial results for the fourth fiscal quarter and fiscal year ended April 30, 2012 after the U.S. market close on June 6, 2012.

Bazaarvoice expects its revenue for the first fiscal quarter ending July 31, 2012 to be in the range of $32.5 million to $33.0 million and for the fiscal year ending April 30, 2013 to be in the range of $137.0 million to $139.0 million.

Details Regarding the Acquisition

Pursuant to the definitive agreement, Bazaarvoice will acquire PowerReviews through a reverse triangular merger. As a result of the merger, the stockholders of PowerReviews will receive up to approximately $31.0 million in cash and 6.4 million shares of Bazaarvoice common stock, and Bazaarvoice will assume options of PowerReviews that will be converted into the right to acquire upon exercise up to 1.6 million shares of Bazaarvoice common stock. The definitive agreement contains customary representations and warranties and covenants of Bazaarvoice and PowerReviews, as well as indemnification obligations by the PowerReviews equityholders in the event of a breach of such representations, warranties, covenants and certain specified matters. The completion of the acquisition is subject to certain conditions, and may be terminated by each of Bazaarvoice and PowerReviews under specified circumstances, including if the Merger is not consummated by July 24, 2012.

Conference Call

In conjunction with this announcement, Bazaarvoice will host a conference call today, May 24, 2012 at 5:00 p.m. Eastern Time. To access this call, dial (888) 211-0193 from the United States or (913) 312-0693 internationally with conference ID 1824136. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through June 7, 2012 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 1824136.

About Bazaarvoice

Bazaarvoice, a leading social software company, brings the voice of customers to the center of business strategy for more than 700 clients globally. Bazaarvoice helps clients create social communities on their brand websites and Facebook pages where customers can engage in conversations. These conversations can be syndicated across Bazaarvoice’s global network of client websites and mobile devices, which allows manufactures to connect directly with customers. The social data derived from online word of mouth translates into actionable insights that improve marketing, sales, customer service, and product development. Headquartered in Austin, Texas, Bazaarvoice has offices in Amsterdam, London, Munich, New York City, Paris, Stockholm, and Sydney. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

About PowerReviews

Founded in 2006, PowerReviews provides a social platform that includes ratings and reviews, Q&A, loyalty, discovery, and measurement capabilities. PowerReviews has built a client base of more than 1,100 retailers, primarily small and mid-size North American retailers, as well as large retail companies, such as Gap, REI, Staples and Toys ‘R’ Us.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would”, similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about, management’s estimates regarding future revenue and financial performance and other statements about management’s beliefs, intentions or goals. Bazaarvoice may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction; the ability of Bazaarvoice to successfully integrate PowerReview’s operations, products and technology; the ability of Bazaarvoice to implement its plans, forecasts and other expectations with respect to PowerReview’s business after completion of the transaction and realize additional opportunities for growth and innovation; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in Bazaarvoice’s S-1 as filed with the Securities and Exchange Commission on February 24, 2012. Additional information will also be set forth in Bazaarvoice’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Bazaarvoice makes with the Securities and Exchange Commission. Bazaarvoice does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com